                                                                       Summary

                                                                          Plan

                                                                   Description






                             Atlantic Richfield
                      Executive Medical Insurance Plan
                       As in Effect on January 1, 1994







1994

Table of Contents
- -----------------

Your Medical Benefits -- An Overview                  1

Who's Eligible                                        1

   You                                                1

   Your Dependents                                    1

How To Enroll                                         3

   You                                                3

   Your Dependents                                    3

How To Change Coverage                                3

What Coverage Costs                                   3

How the Plan Works                                    4

   Medically Necessary/
   Reasonable and Customary                           4

   Plan Maximums                                      4

   Covered Expenses                                   5

   Expenses Not Covered                              12

   Coordination of Benefits                          14

       Coordinating with Other Plans                 14

       Coordinating with Medicare                    14

How To File a Claim                                  16

   Doctors' Services                                 17

   Hospitalization                                   17

How To File an Appeal                                17

   Claim Denial                                      17

   Claim Review                                      17

When Coverage Ends                                   18

   You                                               18

   Your Dependents                                   18

How To Continue Coverage                             18

   On a Leave of Absence                             18

   For Disabling Conditions Only                     18

   At Retirement                                     19

   Understanding COBRA Coverage                      19

       Who Qualifies                                 19

       When COBRA Coverage Is Extended               20

       When COBRA Coverage Ends                      21

When the Plan Ends                                   21

How to Convert Your Coverage                         21

Glossary                                             22


  YOUR MEDICAL BENEFITS -- AN OVERVIEW

The following information gives you an overview of the Atlantic Richfield Executive Medical Insurance Plan. It's called a summary plan description (SPD). The full terms of the plan are contained in the plan document available by request from Executive Relations.

The information presented in this summary plan description doesn't replace the official documents that legally govern the plan's operation. In the event of any conflict between this summary and the official documents, the official documents will govern.

For other information, as well as information on your ERISA rights, refer to the ERISA booklet at the end of the summary plan description binder.

ARCO reserves the right to change or terminate this plan at any time.

If you have any questions about your medical benefits, contact Executive Relations.

  WHO'S ELIGIBLE

You

You're eligible to participate in the plan if you're an active executive of ARCO or one of its participating subsidiaries and are headquartered in the United States or paid on a U.S. dollar payroll.

If you're employed by an ARCO subsidiary and wish to know whether it participates in this plan, you may request that information from Executive Relations.

Your Dependents

If you join the plan, you may also enroll your eligible dependents.

Eligible dependents include:

     .your spouse; and

     .your children (see Children's Eligibility on the next page).

                           Children's Eligibility

====================================================================================================================================
   Natural or Adopted
          Child                           Stepchild                       Grandchild                       Other Child
====================================================================================================================================
Eligible if:                     Eligible if child:               Eligible if child:               Eligible if child:

  .unmarried; and                  .meets the rules that            .meets the rules that            .meets the rules that
                                    apply to Natural or              apply to Natural or              apply to Natural or
  .under age 19; or                 Adopted Child;                   Adopted Child;                   Adopted Child;

  .ages 19 through 22                      and                               and                             and
   - regularly attends
     school; and                   .you provide at least            .you provide at least            .you provide at least
   - you provide at least           50% of the child's               50% support for both             50% of the child's
     50% of the child's             support; and either              your grandchild and              support; and
     support; or                                                     your child
                                   .the child lives with you,        (grandchild's parent);          .you have, or are
  .age 23 or over                   or                               and                              obtaining, legal
   - the child has a                                                                                  guardianship; and
     disability; and               .your spouse has joint            .your grandchild lives
   - the disability                 custody.                          with you.                      .legal guardianship is
     occurred while the                                                                               expected to last for at
     child was covered by                                          If you do not provide at           least 1 year; and
     the plan and before                                           least 50% of your child's
     reaching age 23; and                                          support, your grandchild is       .the child has lived with
   - you provide proof of                                          not eligible for coverage          you for at least the
     disability to the                                             unless you have, or are            preceding three months.
     carrier prior to the                                          obtaining, legal guardian-
     child reaching plan                                           ship.
     limiting age; and
   - you provide at least
     50% of the child's
     support.
====================================================================================================================================

Divorced children are considered to be unmarried.

A child is considered to be living with you if the child lives in the same residence with you on a day-to-day basis unless away at school and not living with another parent.

Children ages 19 through 22 may work full or part-time, as long as the child is attending school on a regular basis and is dependent upon you for at least 50% of support. Eligible students through age 22 will be covered for up to six months after graduation while waiting to begin post-graduate studies. Also, if a medical condition prevents the child from attending school, the child is still eligible as long as the intention is to return to school.

The plan will cover your children to the extent required by a state Qualified Medical Child Support Order (QMCSO). The plan secretary will notify you if the plan receives a QMCSO. The plan secretary's office has prepared guidelines which are available through Executive Relations or the plan secretary's office. It is recommended that proposed QMCSOs be reviewed by the plan secretary's office for compliance with plan provisions and federal law.

  How to Enroll

You

To join the plan, you must return a completed enrollment form to Executive Relations within 31 days after your first day of work. If you submit the enrollment form within 31 days of becoming eligible, coverage is effective the later of:

  .the date Executive Relations receives the form;

  .your date of hire; or

  .the first day you're actively at work following your date of hire.

If you apply after the initial 31-day deadline, or if you withdraw from the plan and later reapply during open enrollment, coverage begins on the date Executive Relations receives the enrollment form.

If you're disabled and away from work when coverage would otherwise begin, your coverage begins as soon as you return to work.

If you transfer to an executive position from an employee group that isn't eligible for coverage under this plan, your Executive plan coverage automatically begins on the date of your transfer, and any coverage you had under any other Company-provided medical plan ends on that same date.

Once you're enrolled in the plan, Executive Relations will issue you an ID card. Listed on the card are important telephone numbers you may need to call.

Your Dependents

You may obtain coverage for your dependents by electing family coverage when you join the plan. You may be required to provide proof of dependent status.

If you apply for family coverage more than 31 days after your first day of work, coverage begins on the date Executive Relations receives the enrollment form.

If you're disabled and away from work when coverage would otherwise begin, your dependents' coverage begins as soon as you return to work.

If your dependent (other than a newborn) is confined to a hospital, medical facility or the home due to illness or injury when coverage would otherwise begin, coverage begins 31 days after the confinement ends.

  How to Change Coverage

When you start work at the Company, you choose the type of coverage -- single or family -- you wish to have.

Once your coverage begins, you need to inform Executive Relations if you wish to change from single to family coverage. Information about changes in coverage is necessary so that we can adjust your coverage level and ensure prompt coverage when you add dependents.

When you report a change in coverage, your coverage will be adjusted as of the date of the change or the date Executive Relations receives written notice of the change, whichever happens later.

You may discontinue your own or your dependents' coverage at any time.

  What Coverage Costs

The Company pays the full cost of the medical premiums for you and your eligible dependents.

  HOW THE PLAN WORKS

There are a number of terms you need to know in order to understand how the plan works. The first time each of these terms is used, it will appear in boldface type and will be followed by its definition or a page reference indicating where that definition is located. We've also included a glossary at the end of this SPD, which lists each term and shows you on which page its definition appears.

Medically Necessary/Reasonable and Customary

The plan pays 100% of covered expenses once Aetna Health Plans, the claims administrator, determines that the medical service or supply is medically necessary and the fees are reasonable and customary for benefit purposes.

Aetna considers charges for a treatment or service medically necessary if the treatment or service is required for the diagnosis and care of the medical problem, and commonly and customarily recognized as appropriate throughout the medical profession. The only exceptions are wellness services (see page 5), which may be covered whether or not they're associated with an illness or injury.

If you have any questions regarding Aetna's definition of "medically necessary", you should call the Customer Service number on your ID card before obtaining the service or supply.

Fees that are reasonable and customary are within the range of fees usually charged by most doctors in their area for similar treatments or services.

Not only does the plan pay 100% for covered expenses, but you have no deductible to meet. In other words, the plan pays all of your medical care... provided the care is medically necessary and reasonable and customary.

Plan Maximums

There's no lifetime maximum benefit for most covered expenses. However, for those medical services and supplies listed in the chart below, there's a maximum lifetime benefit of $2,000,000 for each covered person.

================================================================================
                         $2,000,000 Lifetime Maximum
================================================================================
  Wellness benefits
- --------------------------------------------------------------------------------
  Inpatient hospital expenses -- incurred after the first 365 days for each period of a continuous disability
- --------------------------------------------------------------------------------
  Outpatient hospital or doctor expenses for treatment of non-surgical illness that isn't related to an accident or medical emergency
- --------------------------------------------------------------------------------
  Surgery expenses, including post-operative care received and surgeon expenses incurred more than 14 days after surgery
- --------------------------------------------------------------------------------
  Emergency medical care -- received more than 96 hours after an accident or the start of a medical emergency
- --------------------------------------------------------------------------------
  Inpatient doctor's care and treatment -- after the first 365 days of a hospital stay and after the first 30 days of a convalescent facility stay
- --------------------------------------------------------------------------------
  Prescription drugs
- --------------------------------------------------------------------------------
  Diagnostic x-ray and laboratory services -- performed on an outpatient basis
- --------------------------------------------------------------------------------
  Radiation, radium and radioactive isotope therapy -- performed on an out-patient basis
- --------------------------------------------------------------------------------
  Dental expenses and oral surgery resulting from an accident, including the prompt repair of natural teeth or dental tissue damaged in an accident
- --------------------------------------------------------------------------------
  Non-surgical cosmetic expenses -- resulting from an accident
================================================================================
  Physical, occupational and speech therapy
================================================================================

Chart cont'd on next page

================================================================================
                         $2,000,000 Lifetime Maximum
================================================================================
  Prosthetic devices
- --------------------------------------------------------------------------------
  Rental or purchase of special durable medical supplies and equipment
- --------------------------------------------------------------------------------
  Private duty nursing
- --------------------------------------------------------------------------------
  Convalescent care expenses -- incurred after the first 30 days of a convalescent facility stay
- --------------------------------------------------------------------------------
  Home health care
- --------------------------------------------------------------------------------
  Hospice care
- --------------------------------------------------------------------------------
  Outpatient treatment of psychiatric conditions, alcoholism and drug addiction
================================================================================

Covered Expenses

The plan covers most hospital and convalescent facility expenses, doctors' fees, and charges for other medical services and supplies, as follows.

"Wellness" services -- Performed by a doctor even though the service isn't related to a particular injury or illness, or considered medically necessary. The plan covers up to $250 of wellness expenses each year for each covered person and up to $750 for a family of three or more. A partial list of covered wellness services includes:

  .routine physical exams;

  .eye exams;

  .hearing exams;

  .well baby care;

  .immunizations;

  .cholesterol screenings;

  .routine mammograms;

  .routine pap smears (including the office visit); and

  .routine prostate exams.

Some services and supplies, such as chiropractic care, hearing aids, eyeglasses and prescription drugs, aren't covered under the wellness benefit.

To find out if a particular service or supply is covered under the wellness benefit, call the Customer Service number that appears on your ID card.

The following expenses are covered at 100% if they're medically necessary and reasonable and customary:

Inpatient hospital expenses -- Including:

  .room and board at a private room rate;

  .general nursing services provided by the staff;

  .well baby nursery charges for newborns during the mother's hospitalization;

  .miscellaneous hospital expenses for each period of continuous disability provided the patient is confined to his or her bed. Covered expenses include charges for:

     - the use of the operating, labor, delivery, recovery and treatment rooms and the intensive care unit;
     - drugs and dressings provided by the hospital;
     - diagnostic X-ray and laboratory services;
     - radiation, radium and radioactive isotope therapy;
     - administration of anesthesia by an anesthesiologist;
     - administration of blood and blood plasma by a member of the hospital staff;
     - physiotherapy and hydrotherapy; and

      - professional ambulance service, when medically necessary, whether charged by the hospital or an outside ambulance service, from the place of the illness/site of the accident to the nearest hospital;

   .consultation fees for services provided by a legally qualified doctor called in by the attending doctor while the patient is in the hospital. This coverage doesn't include:
      - consultations involving hospital staff members; or
      - consultations that result in surgery performed by the consulting doctor. In this case, such fees are included in the charge for the operation.

All hospital stays will be considered as having occurred during a single period of continuous disability unless you can provide acceptable evidence that:

  .you returned to active work for at least one full day between periods of disability;

  .you or your dependent hasn't been hospitalized for at least 90 days;

  .the latest hospital stay isn't related to earlier hospital stays; or

  .although there were earlier hospital stays, you or your dependent has completely recovered from the illness or injury which caused the earlier hospital stay.

Outpatient hospital expenses -- Including:

  .treatment of illness or injury sustained in an accident or resulting from a medical emergency -- that is, a sudden and unexpected change in a person's physical condition requiring immediate care or treatment. Without this medical attention, the person's life could be in jeopardy or his/her ability to function could be significantly impaired;

  .treatment of any non-surgical illness that isn't related to an accident or a medical emergency;

  .hospital or freestanding ambulatory surgical facility charges in connection with a surgical procedure which are incurred on the same day the procedure is performed;

  .freestanding birthing center services in connection with normal vaginal deliveries only;

  .home intravenous therapy that follows a hospital stay. The therapy must be recommended by a hospital, pharmacist or attending doctor to be considered a covered expense. Hospital charges for the necessary training of the patient, family members or other persons responsible for administering the intravenous medication are covered, but nutritional supplements aren't; and

  .diagnostic X-rays and laboratory services performed on an outpatient basis within 14 days before or after admission to the hospital for the condition that caused the hospitalization.

Surgery -- Services of qualified surgeons and assistant surgeons for procedures performed in a hospital, a doctor's office or at your home. A legally qualified dentist will be considered a "surgeon" when performing some of the oral surgery procedures listed below. Also covered are charges for the related pre-operative and post-operative care given during the period of confinement in which the surgery is performed. If more than one surgical procedure is being performed at one time, call Aetna in advance of the surgery to determine how the reimbursement may be affected by these multiple procedures.

If you or a covered dependent requires non-emergency surgery, you may request that your doctor provide Aetna with an estimate of surgical expenses. This estimate allows Aetna to determine in advance whether or not the proposed charges meet the reasonable and customary guidelines.

For details, call the Customer Service number that appears on your ID card.

The plan covers most surgical procedures. Listed below are some procedures about which questions are most frequently asked:

  .circumcision;

  .cosmetic surgery necessary for the prompt repair of an injury resulting from an accident;

  .obstetrical care. You should file a claim for prenatal care, delivery and post-natal care at the time of delivery. If this isn't possible, you need to call the Customer Service number that appears on your ID card;

  .oral surgery for the following procedures only:
      - the excision of partially or completely unerupted, impacted teeth;
      - apicoectomy, which is the excision of a tooth root without the extraction of the entire tooth. However, root canal therapy isn't covered.
      - the closed or open reduction of fractures or dislocations of the jaw;
      - the prompt repair of natural teeth or dental tissue damaged in an accident;
      - other incision or excision procedures on the gums and tissues of the mouth when not performed in connection with tooth repair or extraction. Keep in mind that dental cleaning, root scaling, planing or other scraping procedures aren't covered; and
      - alteration of the jaw, jaw joints or bite relationships by a cutting procedure when appliance therapy alone cannot result in functional improvement;

  .vasectomies and tubal ligations (lawfully performed voluntary sterilization operations). Hospital expenses won't be covered for routine vasectomies, since these usually can be performed in the doctor's office.

Voluntary secondary opinions -- A voluntary second opinion is a voluntary consultation with a physician other than the first physician who recommended and proposed to perform a surgery.

Emergency care and treatment -- Provided by a doctor in the doctor's office, a hospital outpatient department or emergency room, or at home following an accident or a medical emergency.

Inpatient doctor's care and treatment -- Provided by a doctor or psychiatrist in a hospital or convalescent facility if the patient is ill or injured and confined as a bed patient.

Outpatient doctor's care and treatment -- Provided in the doctor's office or at home for any illness.

Prescription drugs -- Drugs and medications which can be obtained only with a doctor's prescription. Certain other drugs and medications which normally don't require a prescription may be covered if ordered by your doctor on his/her prescription forms.

The plan offers you three alternatives for paying for prescription drugs.

                          ARCO Executive Medical Plan

===========================================================================================================
                                Prescription Drug Service Comparison Chart
===========================================================================================================
                      Express Pharmacy
                      Services            APM Pharmacy        Standard Program
                      (mail order)        (network pharmacy)  (any pharmacy)
===========================================================================================================
  You Pay:                 Nothing                  Nothing                     Full un-discounted price
- -----------------------------------------------------------------------------------------------------------
  Claims to file for       No                       No                          Yes - for the full price
  reimbursement:
- -----------------------------------------------------------------------------------------------------------
  Recommended when:        Long-term or             Network pharmacy is         Network pharmacy is not
                           maintenance supply is    available and short-term    available
                           needed                   supply is needed
===========================================================================================================

Standard Drug Coverage

You may have your prescriptions filled at any pharmacy you choose. Simply pay the full cost of the prescription and then file a claim with Aetna for reim-bursement. Your covered prescriptions will be reimbursed at 100%.

Aetna Pharmacy Management

The Aetna Pharmacy Management (APM) program involves a network of pharmacies that have agreed to provide discounted prices to plan members for short-term prescription drug supplies (30 days or less). Major pharmacy chains, as well as numerous independents, participate in the APM program nationwide. Your Aetna claim office can provide you with a list.

APM is also a partnership -- one from which plan members, ARCO and participating pharmacies can all benefit. By offering discount rates, network pharmacies attract more customers and increase their business volume. ARCO saves money by taking advantage of the participating pharmacies' lower, preferred rates, which in turn controls the Company's overall expenditure for medical insurance.

APM network pharmacies automatically fill your prescriptions with approved generic drugs, unless you or your doctor specifies otherwise on your prescription. Generic drugs have the same ingredients as brand-name drugs but are less expensive.

The APM program is easy to use. Take your prescription to a participating pharmacy and present your Aetna ID card. The full discounted cost of the prescription will be reimbursed directly to the pharmacy by the plan. You pay nothing and there are no claims to file.

If you're interested in finding out more about the APM program, contact Executive Relations or your claim office.

Express Pharmacy Services

If you or one of your covered dependents relies on prescription drugs for the treatment of long-term or chronic conditions, such as diabetes, arthritis or heart disease, ARCO can offer you another alternative: the mail order prescription drug program, which is administered by Express Pharmacy Services of the Thrift Drug Company (a division of J.C. Penney). As under the APM program, your prescriptions will automatically be filled with approved generic drugs, unless you or your doctor specifies otherwise on your prescription.

When you order prescription drugs through Express Pharmacy Services, the plan pays 100% of the cost of each prescription. The program saves you the time of waiting at a drug store, since prescriptions are delivered to your home within 14 days of your order. In addition, you pay nothing and there are no claim forms to file.

Prescription drugs not covered by the plan, such as oral contraceptives and minoxidil, may be ordered through the mail order program. Though you will pay the entire cost of the prescription, you will be able to take advantage of the mail order discounted prices. Selected non-prescription vitamins are also available.

If you're interested in finding out more about Express Pharmacy Services, contact Executive Relations.

The chart on page 8 shows you how your prescription drug services work together. With a little thought and planning, you can use these programs to your advantage.

Diagnostic X-ray and laboratory services -- Relating to an illness or injury and performed while the patient isn't confined in a hospital. If these tests are performed while the patient is hospitalized, the charges are considered miscellaneous hospital expenses. Fees for the doctor interpreting the findings are also covered.

Radiation, radium and radioactive isotope therapy -- Relating to an illness or injury and performed while the patient isn't confined in a hospital.

Non-surgical cosmetic expenses -- Incurred in connection with cosmetic surgery required for the prompt repair of an injury resulting from an accident.

Spinal manipulation and modalities -- And other related services, including cervical manipulation and modalities. The services include office visits, X-rays, examinations, consultations, and spinal and cervical manipulations directly related to the treatment of an injury. Services may be performed by doctors, chiropractors, osteopaths and other providers, but doesn't apply to services provided if you're hospitalized. Maintenance therapy isn't covered under the plan.

Physical, occupational and speech therapy prescribed by a doctor -- For treatment of an illness or injury while not confined in a hospital, if determined to be medically necessary by Aetna.

Prosthetic devices -- Including:

  .artificial limbs;

  .the first external breast prosthesis, the first brassiere designed exclusively for use with the prosthesis or the cost of an internal breast prosthesis made necessary by a mastectomy;

  .the first set of contact lenses and/or eyeglasses made necessary by cataract surgery, if purchased within one year after the surgery; and

  .the first hearing aid purchased after inner-ear surgery or to correct an impairment directly caused by an accident. To be a covered expense, the device must be purchased within one year after the accident or surgery. Because eyeglass-type hearing aids are elective, covered expenses for such items are limited to the cost of hearing aids that have a standard design.

The plan covers the repair of prosthetic devices when it's less expensive than the cost of replacement. However, the plan will cover the replacement of prosthetic devices when:

  .the existing device cannot be repaired; or

  .the replacement is recommended by your doctor because of a change in your physical condition.

Rental or purchase of special durable medical supplies and equipment -- Such as hospital beds, wheelchairs and crutches.

To find out if a particular supply or piece of equipment is covered under the plan, you should request prior authorization from Aetna.

Private duty nursing -- If medically necessary and ordered by your doctor and performed by a registered nurse who isn't a member of your family or your spouse's family.

To find out if a benefit will be paid, you should request prior authorization from Aetna before engaging a private duty nurse.

Convalescent Care -- At a facility that provides skilled nursing care. Coverage includes room and board at a private room rate and miscellaneous charges for medical supplies and services, such as medication, dressings and physiotherapy provided by the facility. The patient must be under the continuous care of a doctor.

To be covered, the confinement:

  .must be medically necessary as determined by Aetna;

  .must begin within 14 days of a hospital stay that lasts at least three consecutive days; and

  .must be for care in connection with the same illness or injury which caused the hospital stay.

The plan does not cover:

  .custodial care;

  .convalescent care for chronic psychiatric conditions or drug addiction; or

  .care that can't reasonably be expected to lessen the degree of the patient's disability and enable the patient to live outside an institution.

Home health care -- Skilled nursing services determined by Aetna to be medically necessary and provided at home. The plan covers:

  .part-time or intermittent nursing care by a registered nurse or licensed practical nurse. A care provider cannot be a member of your family or your spouse's family;

  .part-time or intermittent home health aide services supervised by a registered nurse, consisting primarily of caring for the patient;

  .medical supplies and laboratory services, but only if they would have been covered had the patient remained in a hospital or an extended care facility;

  .medicines and drugs prescribed by a doctor; and

  .physical, occupational and speech therapy.

Your doctor must submit a written home health care plan to Aetna certifying that without home health care, the patient would have to be hospitalized or confined in a convalescent facility. Benefits are payable only if Aetna pre-approves the home health care plan.

Coverage is limited to 120 home health care visits, up to four hours for each visit, per covered person per year.

The plan does not cover:

  .the services of a member of the patient's family or a person who normally lives with the patient;

  .any period when the patient isn't under the continuing care of a doctor;

  .care or treatment not specified in the home health care plan submitted by your doctor and approved by Aetna;

  .transportation services; or

  .custodial care.

Hospice care -- Through an accredited facility or agency offering care designed to meet the physical, psychological and social needs of terminally ill patients and their families.

Covered expenses for inpatient hospice care include room and board at a private room rate, fees for hospice care and doctors' services, and miscellaneous charges for services and supplies provided by the hospice.

Outpatient hospice care must be provided by an accredited hospice care agency that offers around-the-clock skilled nursing services, medical social services and psychological counseling.

Your doctor and the appropriate hospice personnel must provide Aetna with a written care plan that assesses the patient's medical and social needs and describes the care required to meet those needs. The plan must be reviewed periodically by your doctor and the appropriate hospice personnel for plan coverage to continue.

The plan does not cover:

  .charges for services provided by a homemaker or caretaker;

  .bereavement, pastoral, financial or legal counseling; or

  .funeral arrangements.

Treatment of psychiatric conditions

  .Inpatient hospital The plan covers:
   ------------------
      - hospital services and supplies (see page 5);
      - doctors' charges for as long as medically necessary, but only if a comprehensive treatment program, including after-care, is prescribed and supervised by a legally qualified doctor; and
      - charges for family consultations (that is, conjoint therapy) when necessary while the person requiring treatment is hospitalized.

  .Outpatient care (non-hospital) If treatment is received on an outpatient
   ----------------------------
    basis, the plan covers charges for care provided by a legally qualified doctor plus drugs prescribed for the treatment of the condition. Care provided for non-medical conditions, such as marriage counseling, isn't covered.

Treatment by a licensed psychologist or licensed clinical social worker (LCSW) is covered on the same basis as psychiatric care by a doctor if it's required for the diagnosis or treatment of a psychiatric condition under the plan. If a licensed marriage, family and child counselor (MFCC) provides the necessary care, those charges will be considered if the counselor has been referred by a psychiatrist, licensed psychologist or medical doctor.

In states where an LCSW or MFCC license isn't available, Aetna will consider charges from a therapist holding an equivalent license on the same basis as described above if the therapist has an accredited master's degree or higher, is in clinical practice, has had at least two years of supervised experience, and is under the direct supervision of a psychiatrist, licensed psychologist or physician.

Treatment of alcoholism and drug addiction

  . Inpatient hospital The plan covers:
    ------------------
      - hospital services and supplies (see page 5);
      - doctors' charges for as long as medically necessary, but only if a comprehensive treatment program, including after-care, is prescribed and supervised by a legally qualified doctor; and
      - charges for family consultations (that is, conjoint therapy) when necessary while the person requiring treatment is hospitalized.

  .Non-Hospital Treatment Center The plan pays a benefit only if treatment is
   -----------------------------
   received at a facility that's approved by Aetna, such as The Betty Ford Center or Hazelden. To find out if a facility is Aetna-approved, call the Customer Service number that appears on your ID card.

      Once the facility and plan of treatment are approved, the plan covers:
      - facility services and supplies for 30 days;
      - doctors' charges directly related to the treatment program; and
      - charges for conjoint therapy during the confinement.

      Confinement in an Aetna-approved non-hospital treatment center is limited to 30 days per confinement, up to a maximum lifetime benefit of 90 days.

  .Outpatient care (non-hospital) If treatment is received on an outpatient
   ------------------------------
   basis, the plan covers charges for care provided by a legally qualified doctor or licensed psychologist, plus drugs prescribed for the treatment of the condition.

Expenses Not Covered

The plan won't pay for medical services and supplies which:

  .are not considered medically necessary (see page 4). This applies even if the diagnosis, care or treatment is prescribed, recommended or approved by your doctor or dentist;

  .exceed reasonable and customary charges (see page 4);

  .exceed the plan's maximum benefits (see page 4);

  .exceed the wellness benefit of $250 per person and $750 per family;

  .you're not legally required to pay;

  .are for services provided by an immediate family member; or

  .wouldn't have been charged to you had you not been covered under the plan.

The plan also doesn't cover medical expenses resulting from or associated with:

  .any illness or accidental injury for which benefits are payable under workers' compensation or similar law;

  .illness or injury suffered during service in the military;

  .services or supplies provided under any law of a government;

  .treatment, services or supplies not prescribed, recommended or approved by your doctor;

  .procedures, services, drugs or other supplies considered experimental in terms of generally accepted medical standards or still under clinical investigation by medical professionals. This exclusion does not apply to care, treatment, services or supplies (other than drugs) received in connection with a disease if Aetna determines that:
      - in the absence of effective treatment, the disease can be expected to cause death within one year; and
      - scientific data indicate that the care or treatment is effective for that disease or shows promise of being effective for that disease. In making this determination, Aetna will take into account the results of a review by a panel of independent medical professionals, selected by Aetna, including professionals who treat the type of disease involved;

  .the following types of treatment for psychiatric conditions:
      - primal therapy
      - rolfing
      - psychodrama
      - megavitamin therapy
      - bioenergetic therapy
      - vision perception training
      - carbon monoxide therapy;

  .the purchase and fitting of eyeglasses and contact lenses, except if needed after cataract surgery and purchased within one year after the surgery;

  .any eye surgery performed mainly to correct refractive errors (radial keratotomy);

  .dental care, except if needed to correct damage caused by injury, impaction or surgery not connected with the extraction or repair of teeth;

  .the purchase and fitting of hearing aids, except to correct an impairment directly caused by an accident or if needed after inner-ear surgery and purchased within one year after the surgery;

  .cosmetic surgery, unless prompt repair is needed to correct damage caused by an accident;

  .treatment of obesity or for diet or weight control, unless approved by Aetna;

  .acupuncture therapy. This exclusion does not apply to acupuncture performed by a covered health care provider as a form of anesthesia in connection with surgery that's covered under the plan;

  .services or supplies related to organ or tissue transplants. This exclusion does not apply to charges made to a covered person who either receives or donates an organ or tissue transplant listed below:

      - heart
      - lung
      - kidney
      - cornea
      - bone marrow*
      - liver*
      - pancreas*

      * Call your Aetna claim office to determine if your medical condition is covered under the plan;

  .treatment of infertility, including in vitro fertilization, artificial insemination or embryo transfer procedures;

  .the pregnancy of a surrogate mother;

  .reversal of any sterilization procedures;

  .sex change surgery or any treatment related to gender identity;

  .therapy, supplies or counseling services for sexual dysfunctions or inadequacies;

  .custodial care; and

  .missed medical appointments.

The plan also won't pay charges for services or supplies which any school system is legally required to provide, including:

  .education, special education or job training; or

  .services of a doctor, physical therapist, occupational therapist, speech therapist or audiologist provided to covered children who are physically or mentally impaired or learning disabled.

The preceding list of the plan's exclusions and limitations may not be complete. If you have questions about coverage for a specific medical expense, call the Customer Service number that appears on your ID card.

Coordination of Benefits

Coordinating with Other Plans

The plan has been designed to help you meet the cost of illness or injury. It's not intended that your reimbursement ever exceed your actual medical expenses. As a result, the plan coordinates the benefits it pays by taking into account any coverage you or your covered dependents may have under any other group plans or government programs or coverage provided by law. (A group plan provides benefits or services for medical or dental care or treatment.)

Here's how coordination of benefits works. When you receive medical care that's also covered under another plan, one of the plans is the primary plan, and the other plan is the secondary plan. If the Executive plan is primary, it pays its benefits first. If the Executive plan is secondary, it adjusts its benefits so that the total amount of benefits you receive isn't more than 100% of your allowable expenses. These expenses are defined as reasonable and customary charges payable under the plan.

A plan with no provision for coordination with other benefit plans becomes the primary plan and pays its benefits first.

See page 15 for a look at how a benefit is paid if all plans coordinate payments.

In addition, if you're covered as an active employee under one plan and as a retiree under another plan, the plan covering you as an active employee pays first, and the plan covering you as a retiree (or as an inactive employee) pays second. If none of the rules above apply, the plan under which you've been covered for the longest period of time pays first.

Coordinating with Medicare

You should contact your local Social Security office for details about Medicare enrollment as soon as you or your dependent begins to receive Social Security disability payments or at least three months before you or your spouse reaches age 65.

Totally Disabled and Not Retired

If you're totally disabled, you may be eligible for Medicare. If you choose to be covered under both the Executive plan and Medicare, the Executive plan is the primary plan, and Medicare is the secondary plan.

                       Coordination of Benefits Chart

=================================================================================================================================
                           When you're an ARCO employee, covered under both the Executive plan and your spouse's employer's plan, and...
=================================================================================================================================
 The medical                                                     Which plan pays
 expenses are for...          Which plan pays first?             second?                               Which plan pays third?
=================================================================================================================================
You                           Executive plan                  Spouse's plan
- ---------------------------------------------------------------------------------------------------------------------------------
Your spouse                   Spouse's plan                   Executive plan
- ---------------------------------------------------------------------------------------------------------------------------------
Your dependent children if:
  .You're married             .Plan of parent whose           .Plan of parent with later
                               birthday falls earlier in       birthday
                               the year
- ---------------------------------------------------------------------------------------------------------------------------------
  .You're divorced or         .Executive plan                 .Plan of natural parent
   separated and have                                          without custody
   custody
- ---------------------------------------------------------------------------------------------------------------------------------
  .You're divorced or         .Plan of natural parent         .Executive plan
   separated and don't         with custody
   have custody
- ---------------------------------------------------------------------------------------------------------------------------------
  .You're remarried with      .Executive plan                 .Custodial stepparent's                  .Plan of natural parent
   custody                                                     plan                                     without custody
- ---------------------------------------------------------------------------------------------------------------------------------
  .You're divorced            .Plan of natural parent         .Custodial stepparent's                  .Executive plan
   without custody; and        with custody                    plan
   the natural parent wit h
   custody has remarried
=================================================================================================================================

From the time you become eligible for Medicare, you may choose to have your medical coverage provided through:

  .the Executive plan only;

  .the Executive plan supplemented by Medicare; or

  .Medicare only.

If you choose primary coverage under Medicare, Medicare pays its usual benefit, the Executive plan doesn't pay benefits -- and you're responsible for any additional costs. You'll need to contact Executive
Relations if you choose to be covered under Medicare.

Age 65 and Still Working

Government regulations require that ARCO offer you a choice of medical plans if you continue working past age 65.

From age 65 on, you may choose to have your medical coverage provided through:

  .the Executive plan only;

  .the Executive plan supplemented by Medicare; or

  .Medicare only.

If you chose to be covered under both the Executive plan and Medicare, the Executive plan is the primary plan -- since you're an active employee -- and Medicare is the secondary plan.

If you chose coverage under Medicare only, Medicare pays its usual benefit, the Executive plan doesn't pay benefits -- and you're responsible for any additional costs. You'll need to contact Executive Relations if you choose to be covered under Medicare.

At Age 65 (or Totally Disabled) and Retired

Once you or your covered dependent is eligible for Medicare, you need to notify ARCO's Benefit Plans Administration-Insurance Unit at 74 N. Pasadena Avenue, Pasadena, California 91103, so that your medical coverage election can be adjusted. You'll need to provide proof of Medicare eligibility.

After you become Medicare-eligible, Medicare becomes the primary plan and the Executive plan becomes the secondary plan for purposes of coordinating benefits.

If you're covered under the Executive plan and don't apply for Medicare even though you're eligible to do so, the Executive plan coordinates benefits as if you were covered under Medicare.


How To File a Claim

The plan is designed to help process your claim as quickly as possible. You or the provider of services should send claims directly to the Aetna claim office indicated on your ID card. Claim forms and instructions for their completion are available from your Aetna claim office or Executive Relations.

A fully completed claim form must be returned to Aetna for each covered family that incurs medical expenses.

All family members may be listed on the same claim form. This form should be sent:

  .once every 12 months; or

  .when a family member experiences one of the changes listed on the bottom portion of the claim form which requires claim office notification.

For prompt payment of your claim, you must include the following information with your claim form:

  .the provider's name;

  .the date of treatment; and

  .itemized bills for services performed by the provider. If you have standard drug coverage, a bill from the pharmacist must always identify the prescription dispense diagnosis, the purchase date, the person to whom the prescription is issued and the doctor who issued it.

You don't need to attach a claim form with each additional claim you file. Just be sure that the patient's name and your Social Security Number appear on the bill.

Additional claims may be filed as expenses are incurred, and claims for more than one covered person may be sent at the same time.

You must file your claim within two years after the expense was incurred. Otherwise, covered expenses won't be paid. If you participate in the Health Care Account and wish to file claim for eligible medical expense, you must do so by March 31 of the year following the year that the expenses was incurred, subject to the Health Care Account claim filing instructions included in your Health Care Account summary plan description.

Doctor's Services

After receiving the claim, Aetna will screen it for completeness, verify eligibility and determine if the expense is covered under the plan. If Aetna needs more information to make a benefit determination, you or your doctor will be asked to provide Aetna with that information.

Payments will be made directly to you unless you've:

  .signed the section of the claim form authorizing Aetna to pay the doctor directly; or

  .executed an assignment of benefits to the provider, which is kept on file in the doctor's office.

Hospitalization

Generally, to receive benefits under the plan, you need only present your ID card to the provider, who in turn will submit all necessary claim information to Aetna. Providers include hospitals, convalescent facilities or other health care institutions that have been recognized and approved by Aetna. When services are provided in hospitals in foreign countries, you may be required to send benefit claims directly to Aetna.

After receiving the claim, Aetna will screen it for completeness, verify eligibility and determine if the expense is covered under the plan. If Aetna needs more information to make a benefit determination, you or the hospital will be asked to provide Aetna with that information.

Aetna will pay the provider directly. However, if you've paid the hospital and the hospital has marked the bill "paid in full," payment will be made to you.

How to File an Appeal

Claim Denial

If you file a benefit claim that is partially or wholly denied, you'll receive written notice of the denial within 90 days after Aetna receives the claim. This time limit may be extended for an additional 90 days in special cases, but you'll be notified of the reasons for the delay. In no event will this extension exceed 90 days.

The denial notice will explain the reasons for the denial, state the plan provisions on which the denial is based, describe any additional information or material required and discuss the procedures you must follow if you want a further review of your claim.

Claim Review

If your benefit claim is partially or wholly denied, you may contact your Aetna claim office within 60 days after receiving the denial notice and request a claim review. When you do, you need to provide:

  .the name(s) and address(es) of both patient and employee;

  .the employee's Social Security Number;

  .the date service or treatment was received;

  .the provider's name (doctor, hospital, etc.); and

  .the reason you think the claim should be reviewed.

In addition, you or a designated authorized representative may review pertinent documents and submit additional issues in writing.

Within 60 days (or 120 days in some cases) after you file your request, Aetna will notify you in writing of its final decision, including the specific reasons for its determination.

If Aetna finally denies the claim because of the patient's ineligibility to participate in the plan or other issues unrelated to the payment of claims, you may request that ARCO's Welfare Plans Administrative Committee review the claim. Contact Executive Relations for information on how to file this type of appeal.

  When Coverage Ends

You

Except as discussed under COBRA (see page 19), your coverage under the plan ends on whichever of the following happens first:

  .the last day of the month in which you're no longer an active executive;

  .the last day of the month in which you're granted a formal unpaid leave of absence which doesn't allow for continuation of medical coverage; or

  .the date the plan is terminated.

Your Dependents

Coverage for your eligible dependents terminates the last day of the month in whichever of the following happens first:

  .your coverage ends for any reason (including your death); or

  .your dependents become ineligible.

If you die while covered under the plan, coverage for your eligible dependents will continue until the end of the month in which you die. Their coverage will then be transferred to the Atlantic Richfield Comprehensive Medical Plan, and the Company will continue to pay the full premiums.

This option is available only if your spouse or dependents waive COBRA continuation coverage (see page 19). For more information, contact Executive Relations.

  How To Continue Coverage

On a Leave of Absence

If you're granted a leave of absence, your right to continue medical coverage during the leave depends on the provisions of the leave you've taken.

For more details on medical coverage during leaves of absence, contact Executive Relations.

For Disabling Conditions Only

If you or one of your covered dependents is totally disabled, as determined by Aetna, when your medical coverage ends, any medical expenses related to the illness or injury that caused the disability are covered until whichever of the following happens first:

  .one year after coverage for you or your dependent would otherwise end;

  .the person with the disability is covered by another group plan that offers similar benefits; or

  .the person is no longer totally disabled.

You're considered totally disabled under this plan if, as the result of illness or injury:

  .you can't perform the regular duties of a job for which you're reasonably qualified because of your education, training or experience; and

  .you're not performing any work of any kind for pay or profit.

Your dependents are considered totally disabled if illness or injury prevents them from engaging in the normal activities of a healthy person of similar age.

All extended benefits are subject to this plan's provisions and are limited to the treatment of the disabling condition only.

At Retirement

As a retiree, you may be able to continue your medical coverage if, at the time of your retirement, the Company offers retiree coverage and you don't elect COBRA continuation coverage.

To be eligible for retiree coverage, you must be enrolled in this plan when you retire and, while you're a plan member, you:

  .leave the Company once you reach age 62;

  .leave the Company at any time that you're eligible for an immediate retirement allowance from a qualified retirement plan; or

  .leave the Company and are eligible for retiree coverage under the Company's special termination policy

Understanding COBRA Coverage

As required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), you and your covered dependents have the option to continue your medical coverage for a specified time when such coverage would otherwise end.

To continue coverage due to divorce or loss of dependent status, you or a family member must inform Executive Relations within 60 days of the occurrence of either of these events.

Who Qualifies

You

You may continue your coverage in this plan or the Atlantic Richfield Comprehensive Medical Plan for up to 18 months if you would otherwise lose coverage because:

  .your hours of work are reduced;

  .you're laid off; or

  .you leave the Company for reasons other than gross misconduct.

If you elect COBRA coverage under the Atlantic Richfield Comprehensive Medical Plan, you cannot change your coverage to the Atlantic Richfield Executive Medical Plan during a subsequent open enrollment.

If you leave the Company under a special termination policy that offers Company-provided medical coverage under the Executive plan, you may choose to be covered under either the terms of the special termination policy or COBRA coverage as described here.

The cost of COBRA coverage equals 102% of the plan's premiums. You'll be informed of the cost of COBRA coverage when you apply.

Your Spouse

If your spouse is covered under the plan, he/she may continue coverage for himself/herself for up to 18 months under the circumstances described under "Who Qualifies -- You" (see page 19).

Your spouse may continue coverage for up to 36 months if coverage would otherwise end because:

  .you die; or

  .you and your spouse divorce.

If your spouse elects COBRA coverage under the Atlantic Richfield
Comprehensive Medical Plan, he/she cannot change coverage to the Executive Medical Plan during a subsequent open enrollment.

At your death, your spouse may choose either COBRA coverage or survivor coverage under the terms of the ARCO Comprehensive Medical Plan covering your spouse at that time.

The cost of spouse COBRA coverage equals 102% of the plan's premiums. Your spouse will be informed of the cost of COBRA coverage when he/she applies.

Your Dependent Children

If your dependent children are covered under the plan, they may continue coverage for up to 18 months under the circumstances described under "Who Qualifies -- You'' (see page 19).

Your covered children may continue coverage for up to 36 months if their coverage would otherwise end because:

  .you die;

  .you and your spouse divorce; or

  .your covered children lose their dependent status under the plan.

If your dependent children elect COBRA coverage under the Atlantic Richfield Comprehensive Medical Plan, they cannot change coverage to the Executive Medical Plan during a subsequent open enrollment.

The cost of COBRA coverage for dependent children equals 102% of the plan's premiums. Your covered children will be informed of the cost of COBRA coverage when they apply.

When COBRA Coverage is Extended

Disability Continuation Coverage

An 18-month COBRA continuation period may be extended to a total of 29 months if:

  .you or your dependent is considered totally disabled under Social Security rules when coverage first begins; and

  .the disability continues throughout the COBRA coverage period.

However, this coverage applies only to the person with the disability and not to any other dependents.

To qualify for the additional 11 months of COBRA coverage, you or your dependent must notify Executive Relations:

  .within 60 days of being classified as totally disabled under Social
   Security; and

  .during the original 18-month COBRA continuation period.

You may be asked to provide proof of the disabling condition.

Likewise, if Social Security determines that you or your dependent is no longer totally disabled, you must notify Executive Relations within 31 days.

The cost for the additional 11 months of disability continuation coverage equals 150% of the cost of the plan's premiums. You or your dependent will be notified of the exact cost when you or your dependent applies.

Additional Events

If one of the events listed on pages 19 & 20 occurs while you, your spouse or your dependents are covered during the 18-month COBRA continuation period, coverage will be considered to have begun on the date of the first event and may be extended for up to 36 months after that date.

When COBRA Coverage Ends

COBRA coverage ends if:

  .you or your covered dependent fails to pay the required premiums;

  .you or your covered dependent becomes covered under another group plan that includes coverage for preexisting conditions for which coverage is provided under the Executive plan;

  .you or your covered dependent becomes eligible for Medicare; or

  .all ARCO medical plans are terminated.

New laws and regulations may change any of the COBRA information presented above. Also, you and your dependents may have to satisfy certain notice requirements in order to receive COBRA coverage. For more details on how you can obtain COBRA coverage under the plan, contact Executive Relations.

When the Plan Ends

The Company expects and intends to continue the plan indefinitely, but reserves the right to amend or terminate it at any time.

If the plan is terminated, your coverage will end on the plan's termination date. However, if you or one of your dependents is totally disabled at the time, benefits will continue to be available as described on page 18. All extended benefits are subject to the plan's provisions and limitations.

How To Convert Your Coverage

You or your covered dependents may apply for an individual insurance policy from Aetna if coverage ends. If you're interested in this coverage, contact Executive Relations.

Since an individual policy isn't a continuation of coverage under the plan, the benefits that will be provided and the cost of the policy won't be the same as provided under this plan, but will be determined by Aetna.

  Glossary

Here's a list of terms you need to know in order to understand how the plan works. Page references indicate where these terms are defined.

Allowable expenses                                                 14

Coordination of benefits                                           14

Medical emergency                                                   6

Medically necessary                                                 4

Primary plan                                                       14

Reasonable and customary                                            4

Secondary plan                                                     14